                                                                EXHIBIT 10 (ii)
                                                                ---------------
                                                                EXECUTION COPY










                               FINANCING AGREEMENT




                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)


                                       AND


                               MOORE-HANDLEY, INC.
                                  (as Borrower)


                              DATED: AUGUST 7, 1997















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                              TABLE OF CONTENTS



                                                                                                                                Page
SECTION 1.  Definitions...........................................................................................................3

SECTION 2.  Conditions Precedent..................................................................................................9

SECTION 3.  Revolving Loans......................................................................................................11

SECTION 4.  Intentionally Omitted................................................................................................13

SECTION 5.  Letters of Credit....................................................................................................13

SECTION 6.  Collateral...........................................................................................................15

SECTION 7.  Representations, Warranties and Covenants............................................................................16

SECTION 8.  Interest, Fees and Expenses..........................................................................................20

SECTION 9.  Powers...............................................................................................................23

SECTION 10. Events of Default and Remedies.......................................................................................23

SECTION 11. Termination..........................................................................................................25

SECTION 12. Miscellaneous........................................................................................................26



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         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation,
(hereinafter "CITBC") with offices located at 900 Ashwood Parkway, Atlanta, GA 30338, is pleased to confirm the terms and conditions under which CITBC shall make a term loan and revolving loans, advances and other financial accommodations to MOORE- HANDLEY, INC.(herein the "Company"), a Delaware corporation with a principal place of business at 3140 Pelham Parkway, Pelham, Alabama 35124.

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Company's now existing and future: (A) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, evidencing, securing or otherwise arising out of such accounts receivable, including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (B) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (C) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (D) reserves and credit balances arising hereunder; (E) guarantees or collateral for any of the foregoing; (F) insurance policies or rights relating to any of the foregoing; and (G) cash and non-cash proceeds of any and all the foregoing. Notwithstanding the foregoing, "Accounts" shall not include identifiable accounts receivable arising solely from the sale by the Company of Inventory purchased from, or consigned by, Deutsche Financial Services, General Electric and/or General Cable Corporation until such time as Deutsche Financial Services, General Cable Industries and/or General Electric Corporation acknowledge, or consent to, CITBC's security interest in such identifiable accounts receivable.

ANNIVERSARY DATE shall mean the date occurring one (1) year from the date hereof and the same date in every year thereafter.

AVAILABILITY shall mean at any time the excess of the sum of Eligible Accounts Receivable multiplied by the percentage provided for in paragraph 1 of Section 3 of this Financing Agreement over the sum of x) the outstanding aggregate amount of all Obligations of the Company and y) the Availability Reserve.

AVAILABILITY RESERVE shall mean, at any time of determination, the sum of the then outstanding amount of a) all Letters of Credit; and b) obligations of the Company to General Electric Company, Deutsche Financial Services Corporation and/or General Cable Industries for Inventory sold to, or consigned to, the Company and until such time as the lien or consignment arrangement is terminated, or CITBC and the holder of such lien have entered into an Intercreditor Agreement, reasonably satisfactory to CITBC.

BUSINESS DAY shall mean any day on which both CITBC and Chase Bank are open for business.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.



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CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed)
which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

CHASE BANK RATE shall mean the rate of interest per annum announced by Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

COLLATERAL shall mean all present and future Accounts and Documents of Title of the Company.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company and its consolidated subsidiaries eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its subsidiaries showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for the Company exclusively.

CURRENT ASSETS shall mean, wherever used throughout this Financing Agreement, those assets of the Company which in accordance with GAAP are classified as "current".

CURRENT LIABILITIES shall mean, wherever used through out this Financing Agreement, those liabilities of the Company which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

CUSTOMARILY PERMITTED LIENs shall mean

  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time;

  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

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  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), mortgages, liens, encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: a) four percent (4%) and b) the Chase Bank Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in paragraph 2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean those accounts owned by CITBC and designated for the deposit of proceeds of Collateral.

DOCUMENTATION FEE shall mean I) the sum of $2,500.00 intended to compensate CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and II) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the second Anniversary Date.

EARLY TERMINATION FEE shall: I) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the second Anniversary Date; and II) be determined by calculating the average daily loan balance under the Revolving Loan for the period from the date of this Financing Agreement to the Early Termination Date and multiplying that number by two percent (2%) per annum for the number of days from the Early Termination Date to the second Anniversary Date.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's accounts receivable that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or insured under credit insurance policies (in form and substance satisfactory to CITBC) issued by insurance carriers acceptable to CITBC, the proceeds of which have been assigned to CITBC and which assignment has been confirmed by the insurance carrier, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $20,000.00 in the aggregate at any one time; iii) accounts that remain unpaid more than ninety (90) days from invoice date; iv) contras; v) sales to any subsidiary, or to any company affiliated with the Company in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date;
ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; and x) an amount representing, historically, returns, discounts, claims, credits and allowances.

EQUIPMENT shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EXCESS AVAILABILITY shall mean the amount by which i) Availability on any date of determination exceeds ii) all past due or then due debts, obligations and payables of the Company.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INVENTORY shall mean all of the Company's present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

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LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the
Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company under paragraph 3 of Section 8 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

LIBOR shall mean, at any time of determination, and subject to availability, the London Interbank Offered Rate paid in London on one month, two month, three month or six month dollar deposits, as quoted by Chase Bank, or if there is no such quotation as to Libor, then in any publication used in the New York City financial community.

LIBOR LOAN shall mean the loans for which the Company has elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month or six month dollar deposits, as selected by the Company.

LIBOR PROCESSING FEE shall mean the sum of $500.00 which CITBC shall be entitled to charge the Company in accordance with, but subject to, the provisions of
Section 8 of this Financing Agreement upon the election of a Libor Loan.

LINE OF CREDIT shall mean the commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement, to the Company in the amount of $15,000,000.

LINE OF CREDIT FEE shall: I) mean the fee due CITBC at the end of each month for the Line of Credit, and II) be determined by multiplying the difference between the Line of Credit, and the sum of a) the average daily Revolving Loans of the Company for said month and b) the average daily balance of outstanding Letters of Credit for said month, by one-half of one percent (1/2 of 1%) per annum for the number of days in said month.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC hereunder to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC hereunder howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise; Obligations shall also include indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money arising hereunder; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account hereunder, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in paragraph 3 of Section 10 of this Financing Agreement.

PERMITTED ENCUMBRANCES shall mean: I) liens expressly permitted, or consented to, by CITBC; II) Purchase Money Liens; III) Customarily Permitted Liens; IV) liens granted CITBC by the Company; V) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); VI) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not x)senior to the liens of CITBC or y) for taxes due the United States of America; VII) liens on assets purchased by the Company under the Deutsche Financial Services Agreement, provided the holder of such lien on Inventory has entered into an Intercreditor Agreement with CITBC releasing its claims to the proceeds of such Inventory
VIII) liens on Inventory (and the proceeds thereof) consigned to the Company by General Electric Company and/or General Cable Industries; and IX) liens on Equipment and/or Real Estate to secure the obligations described in clause vii of the definition of Permitted Indebtedness.

PERMITTED INDEBTEDNESS shall mean: I) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; II) the Indebtedness secured by the Purchase Money Liens; III)Indebtedness of the Company which is subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to CITBC;
IV)Indebtedness arising under the Letters of Credit and this Financing Agreement; V) deferred taxes and other expenses incurred in the ordinary course of business; VI) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing; VII) Capital Leases or term debt incurred to finance or refinance Capital Expenditures; and VIII) other Indebtedness not to exceed $100,000 at any one time outstanding.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment provided that each such lien shall attach only to the property to so acquired.

REAL ESTATE shall mean the Company's fee and/or leasehold interests in real property.


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REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2.  CONDITIONS PRECEDENT

  The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

  A) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.
  B) CASUALTY INSURANCE - The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.
  C) INTENTIONALLY OMITTED
  D) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.
  E) INTENTIONALLY OMITTED
  F) INTENTIONALLY OMITTED
  G) EXAMINATION & VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, books and records of the Company.
  H) INTENTIONALLY OMITTED
  I) OPINIONS - Counsel for the Company shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC, all documents of the Company are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound.
  J) INTENTIONALLY OMITTED
  K) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.
  L) INTENTIONALLY OMITTED
  M) INTENTIONALLY OMITTED


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


  N) CITBC COMMITMENT LETTER - The Company has fully complied, to the satisfaction of CITBC, with all of the terms and conditions of the commitment letter, dated July 14, 1997, issued by CITBC to, and accepted by, the Company.
  O) INTENTIONALLY OMITTED
  P) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
  Q) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.
  R) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred.
  S) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred since June 30, 1997.

  T) INTENTIONALLY OMITTED
  U) INTENTIONALLY OMITTED
  V) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement, y) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement or otherwise, or z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in each case referred to in clauses y or z above, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.
  W) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

  1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to eighty five percent (85%) of the outstanding Eligible Accounts Receivable of the Company. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

  2. In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

  3. The Company hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold and the Accounts created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has advised CITBC pursuant to paragraph 5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts except for the Permitted Encumbrances. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

  4. Until CITBC has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense; such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for CITBC, separate from the Company's own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the Depository Accounts. All amounts received by CITBC in payment of Accounts will be credited to the Company's accounts upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instruments received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

  5. The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed Inventory. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed Inventory shall be set aside by the Company, marked with CITBC's name and held by the Company for CITBC's account as owner and assignee.

  6. CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

  7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding between the Company and CITBC and shall constitute an account stated between the Company and CITBC unless CITBC or the Company, as the case may be, receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

SECTION 4.  INTENTIONALLY OMITTED

SECTION 5.  LETTERS OF CREDIT

         In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

  1. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC in the exercise of its reasonable discretion provided however, that: a) in no event may the aggregate amount of all such outstanding Letters of Credit exceed, in the aggregate, at any one time $3,000,000.00, and b) the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the Company, CITBC and the Issuing Bank.

  2. CITBC shall have the right, without notice to the Company, to charge the Company's account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, paragraph 1 of this Financing Agreement.

  3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

  4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

  5. The Company agrees that any action taken by CITBC, if taken in good faith and without gross negligence, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof, but subject to paragraph 6 below, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

  6. Without CITBC's express consent and endorsement in writing, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

  7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

  8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

\




SECTION 6.  COLLATERAL

  1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

  (A) present and future Accounts; and

  (B) present and future Documents of Title.

  2.  The security interests granted hereunder shall extend and attach to:

  (A) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account; and

  (B) All Inventory returned, rejected, reclaimed or repossessed by either CITBC or the Company from the customers obligated on the Accounts until such time as such Inventory is returned to the general finished goods Inventory of the Company in the ordinary course of the Company's business and not in violation of the notice given pursuant to the last sentence of paragraph 5 of Section 3 of this Financing Agreement.

  3. The Company agrees to safeguard and protect all Inventory and make no disposition thereof except in the regular course of the business of the Company as herein provided. All proceeds of all sales of Inventory on open account (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds)will be forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with paragraph 4 of Section 3 of this Financing Agreement. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company may be made by the Company provided the Company gives concurrent notice to CITBC of any sale in excess of $25,000.00.

  4. Intentionally Omitted

  5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

  6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

  7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

  1. The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's assets exceeds the book value of the Company's liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; and that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances.

  2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. The Company agrees that CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

  3. The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

  4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's agents and employees; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

  5. The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC.

  6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings. Notwithstanding the foregoing, if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, such lien shall not be a Permitted Encumbrance and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so, then CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

  7. The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's Real Estate; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, and (ii) the Company promptly commences and diligently pursues a cure of such breach.

  8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC, within one hundred and twenty (120) days after the end of each fiscal year of the Company, an audited

Consolidated Balance Sheet and an audited Consolidating of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC; within sixty (60) days after the end of each fiscal quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company as CITBC may reasonably request, including, without limitation, annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) present(s) fairly in all material respects the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

  9.  Intentionally Omitted

  10. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

  A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;
  B.     Incur or create any Indebtedness other than the Permitted Indebtedness;
  C. Borrow any money on the security of the Company's Collateral or Inventory from sources other than CITBC;
  D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing
         Agreement, or ii) either all or substantially all of the Company's assets, which do not constitute Collateral;
  E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, qualification or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;
  F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and ii) guarantees by the Company of loans or advances provided such loans or advances would be otherwise permitted under sub-paragraph H below and further provided that the aggregate outstanding amount of such guarantees hereunder and the loans and advances permitted under sub-paragraph H below do not exceed $250,000.00 outstanding at any one time.
  G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends on, or purchase, acquire, redeem or retire, its capital stock in an amount not to exceed $1,500,000.00 in the aggregate in any fiscal year provided that, I) the Company is not then in breach or violation of this Financing Agreement, II) after giving effect to such payment, no Event of Default has occurred hereunder, and iii) after giving effect to such payment, the Company has an Excess Availability of not less than $2,000,000.00; or
  H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation except for loans or advances to employees and subsidiaries provided such loans and advances i) are consistent with the practices of the Company in effect on the date hereof and ii) do not exceed $250,000.00 in the aggregate outstanding at any one time.

  11. Intentionally Omitted

  12. Intentionally Omitted

  13. Intentionally Omitted

  14. Intentionally Omitted

  15. Intentionally Omitted

  16. Intentionally Omitted

  17. Intentionally Omitted

  18. The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Company's Working Capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices if so required.

  19. Without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company other than transactions x) in the ordinary course of business of the Company and y) on terms no less beneficial to the Company than the Company could have obtained from any entity that was not related to the Company.

SECTION 8.  INTEREST, FEES AND EXPENSES

  1. Interest on the Revolving Loans shall be payable monthly in arrears as of the end of each month and shall be an amount equal to a) the Chase Bank Rate, on a per annum basis, on the average of the balances of the Revolving Loans owing by the Company to CITBC at the close of each day during such month on the than Libor Loans and b) two and one-half percent (2 1/2%) plus Libor on any Libor Loan as to any then outstanding Revolving Loans which are Libor Loans, on a per annum basis, on the average of the net balances of such Libor Loans owing by the Company to CITBC at the close of each day during such month for the Libor Period. The Company may elect to use Libor as to any then outstanding Revolving Loans provided x) there is then no Event of Default, y) the Company advised CITBC of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and z) the election of Libor shall be effective, provided there is then no Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000.00 or more and there shall be no more than three (3) elections to use Libor to compute interest at any one time. If no such election is timely made or can be made or Libor cannot be determined, then CITBC shall use the Chase Bank Rate to compute interest. In the event of any change in said Chase Bank Rate, the rate hereunder shall change, as of the first of the month following any change. The rates hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Company's account the rate provided for herein when due until all Obligations have been paid in full.

  2. Intentionally Omitted

  3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to a) two percent (2%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit; and b) two percent (2%) of the face amount of each documentary Letter of Credit, payable on date of issuance.

  4. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

  5. The Company shall reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

  6. Upon the last Business Day of each month, commencing with August 31, 1997, the Company shall pay CITBC the Line of Credit Fee.

  7. Immediately upon the advise to CITBC by the Company of the Company's election of a Libor Loan, the Company shall pay to CITBC the Libor Processing Fee which shall be non-refundable.

  8. The Company shall pay to CITBC, upon the request of CITBC, such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CITBC's calculations thereof in reasonable detail, shall be conclusive, in the absence of manifest error and such determination must be made within sixty (60) days after the end of the Libor Period.

  9. The Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral.

  10. The Company hereby authorizes CITBC to charge the Company's accounts with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9.  POWERS

  The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

  (A) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

  (B) To receive and open all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

  (C) To request from customers indebted on Accounts at any time, in the name of the Company or that of CITBC's designee as of the date hereof, or such future designee as may be reasonably acceptable to the Company, information concerning the amounts owing on the Accounts;

  (D) To request from customers indebted on Accounts at any time, in the name of CITBC, information concerning the amounts owing on the Accounts;

  (E) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

  (F) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

  Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

  1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

  A) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;
  B)    the failure of the Company to generally meet debts as they mature;
  C) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;
  D) the commencement against the Company of any bankruptcy, insolvency, arrangement reorganization, receivership or similar proceedings under any federal or state law, provided, however, that such Default shall not constitute an Event of Default if such proceeding is dismissed within thirty (30) days of such commencement or filing;

  E) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph f below) or in any other written agreement between the Company or CITBC, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause e shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of such Default;
  F)    breach by the Company of any warranty, representation or covenant of
        Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 16;
  G) failure of the Company to pay any of the Obligations within five (5) herein shall prohibit CITBC from charging such amounts to the Company's account on the due date thereof; or
  H) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company.

  2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in paragraph 1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make revolving loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's satisfaction or Event of Default is waived, and at the option of CITBC upon the occurrence of an Event of
Default: I) all Obligations shall become immediately due and payable; ii) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraph one of Section 8 of this Financing Agreement provided a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the event listed in paragraph 1(c) or 1 (d) of this Section 10 and b) the Company has failed to cure the Event of Default within ten (10) days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) or 1 (d) of this Section 10; and III) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the event listed in paragraph 1(c) or 1 (d) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

  3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory constituting returned, reclaimed or repossessed Inventory without judicial process, and to enter any premises where any Inventory constituting returned, reclaimed or repossessed Inventory may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory constituting returned, reclaimed or repossessed Inventory shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Inventory in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory constituting returned, reclaimed or repossessed Inventory and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting such Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11. TERMINATION

  Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of the second or any subsequent Anniversary Date and then only by giving the Company at least ten (10) days prior written notice of termination. Notwithstanding the foregoing, CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1 (d) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement and the Line of Credit at any time upon ten (10) days' prior written notice to CITBC, provided, however, that if the Early Termination Date is prior to the second Anniversary Date that the Company pays to CITBC, immediately on demand, an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

  1. Except as otherwise provided in this Financing Agreement, the Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

  2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersedes any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

  3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

  4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

  5. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY AND CITBC EACH HEREBY IRREVOCABLY WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

  6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

  (A) if to CITBC, at:

           The CIT Group/Business Credit, Inc.
           900 Ashwood Parkway
           Atlanta, GA 30338
           Attn: Regional Credit Manager

  (B) if to the Company at:

           3140 Pelham Parkway
           Pelham, Alabama 35124
           Attn: President

with a copies to:

           Moore-Handley, Inc.
           133 Peachtree Street, Suite 4810
           Atlanta, Georgia 30303
           Attn: Ward Edwards

           Debevoise & Plimpton
           875 Third Avenue
           New York, NY 10022
           Attn: Steven Ostner, Esq.

or to such other address as any party may designate for itself by like notice, provided, however, that the failure to give notice to Debevoise & Plimpton and/or Ward Edwards shall not give any rights, defenses or claims to the Company.

  7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered in Atlanta, Georgia by their proper and duly authorized officers as of the date set forth above.


                                    Very truly yours,

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By   /s/ Robert Bernier
                                         ------------------
                                         Vice President


                                    MOORE-HANDLEY, INC.



                                    By   /s/ L. Ward Edwards
                                         -------------------
                                         Vice President